Exhibit 3.1

HCP, INC.

ARTICLES OF RESTATEMENT

HCP, INC., a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland at c/o CSC-Lawyers Incorporating Service Company, St. Paul Street, Suite 1660, Baltimore, Maryland 21202 hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:          The Corporation desires to and does hereby restate in its entirety the charter of the Corporation (the “Charter”) as currently in effect pursuant to Section 2-608 of the Maryland General Corporation Law (the “MGCL”).

SECOND:     The following provisions are all the provisions of the Charter currently in effect, as restated herein:

ARTICLE I

NAME

The name of this corporation shall be HCP, INC.

ARTICLE II

PURPOSES

The purpose for which this corporation is formed is to engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland as now or hereinafter in force.

ARTICLE III

PRINCIPAL OFFICE AND RESIDENT AGENT

The post office address of the principal office of the corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name of the resident agent of the corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company and the post office address is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, but this corporation may maintain an office or offices in such other place or places as may be from time to time fixed by its Board of Directors or as may be fixed by the Bylaws of the corporation.

ARTICLE IV

CAPITAL STOCK

Section 1.               The total number of shares of capital stock which the corporation shall have the authority to issue is Eight Hundred Million (800,000,000), of which Seven Hundred Fifty Million (750,000,000) shall be shares of Common Stock having a par value of $1.00 per share and Fifty Million (50,000,000) shall be shares of Preferred Stock having a par value of $1.00 per share. The aggregate par value of all of said shares shall be Eight Hundred Million Dollars ($800,000,000).

Section 2.               The Board of Directors shall have authority to issue the Preferred Stock from time to time in one or more series and by resolution shall designate with respect to any series of Preferred Stock:

(1)           the number of shares constituting such series and the distinctive designation thereof;

(2)           the voting rights, if any, of such series;

(3)           the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

(4)           whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

(5)           the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the corporation;

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(6)           the rights, if any, of holders of shares of such series to convert such shares into or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of stock of the corporation, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares of the corporation or upon the happening of a specified event and any other terms or conditions of such conversion or exchange; and

(7)           any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Section 3.               Pursuant to the authority vested in the Board of Directors under Section 2 of this Article IV, the Board of Directors has classified, and authorized the issuance of, shares of Preferred Stock in separate series as follows:

(a)           4,140,000 shares of Preferred Stock as a separate series designated as “7.25% Series E Cumulative Redeemable Preferred Stock” (the “Series E Preferred Stock”) and having the preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions set forth on Exhibit I attached hereto and incorporated herein by reference.

(c)           7,820,000 shares of Preferred Stock as a separate series designated as “7.1% Series F Cumulative Redeemable Preferred Stock” (the “Series F Preferred Stock”) and having the preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions set forth on Exhibit II attached hereto and incorporated herein by reference.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING

CERTAIN POWERS OF THE CORPORATION AND

THE BOARD OF DIRECTORS AND STOCKHOLDERS

Section 1.               The Board of Directors shall have the authority without stockholder approval to designate capital gain allocation to holders of any series or all series of Preferred Stock.

Section 2.               The affirmative vote of the holders of not less than 90% of the outstanding shares of “voting stock” (as hereinafter defined) of the corporation

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shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the corporation with any “Related Person” (as hereinafter defined). However, such 90% voting requirement shall not be applicable if (1) the Board of Directors of the corporation by unanimous vote or written consent shall have expressly approved in advance the acquisition of outstanding shares of voting stock of the corporation that caused the Related Person to become a Related Person or shall have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or (2) the Business Combination is solely between the corporation and another corporation, one hundred percent of the voting stock of which is owned directly or indirectly by the corporation.

For purposes of this Article V, Section 2:

(i)            The term “Business Combination” shall mean (a) any merger or consolidation of the corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary) to a Related Person, (c) any merger or consolidation of a Related Person with or into the corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the corporation to a Related Person, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(ii)           The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined on October 1, 1982 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), “Beneficially Owns” (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act) in the aggregate 10% or more of the outstanding voting stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

(iii)          The term “Substantial Part” shall mean more than 10% of the book value of the total assets of the corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made.

(iv)          Without limitation, any shares of Common Stock of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

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(v)           The term “voting stock” shall mean the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors. In a vote required by or provided for in this Article V, Section 2, each share of voting stock shall have the number of votes granted to it generally in the election of directors.

Section 3.               The number of Board of Directors shall be not less than three (3) nor more than ten (10) until changed by an amendment to the Bylaws.

The number of Directors may be increased or decreased from time to time in such manner as shall be provided in the Bylaws, provided that the number shall not be reduced to less than three (3). In case of any increase in the number of Directors, the additional Directors may be elected by the stockholders at any annual or special meeting, or by the Directors as shall be provided by the Bylaws. A Director may be removed by the vote or written consent of the holders of two-thirds of the outstanding shares or by a unanimous vote of all other members of the Board of Directors. Special meetings of the stockholders may be called in a manner consistent with the Bylaws of the corporation for the purpose of removing a Director.

Section 4.               If the Board of Directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% or more of the voting shares of stock of the corporation has or may become concentrated in the hands of one “beneficial owner” (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act), the Board of Directors shall have the power (i) by lot or other means deemed equitable by them to call for the purchase from any stockholder of the corporation a number of voting shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of voting shares of stock of the corporation of such beneficial owner to no more than 9.9% of the outstanding voting shares of stock of the corporation, and (ii) to refuse to transfer or issue voting shares of stock of the corporation to any person whose acquisition of such voting shares would, in the opinion of the Board of Directors, result in the direct or indirect ownership of more than 9.9% of the outstanding voting shares of stock of the corporation. The purchase price for any voting shares of stock shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter on the last business day immediately preceding the day on which notices of such acquisition are sent, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the Board of Directors in accordance with the provisions of applicable law. Payment of the purchase price shall be made in cash by the corporation at such time and in such manner as may be determined by the Board of Directors of the corporation. From and after the date

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fixed for purchase by the Board of Directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. If the Board of Directors fails to grant an exemption from the ownership limitation described in this Section 4, then any transfer of shares, options, warrants or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding shares of stock of this corporation shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares, options, warrants or other securities convertible into voting shares shall be deemed, at the option of the corporation, to have acted as agent on behalf of the corporation in acquiring such shares and to hold such shares on behalf of the corporation.

Section 5.               The holders of stock of the corporation shall have no preemptive or preferential right to subscribe for or purchase any stock or securities of the corporation.

Section 6.               Restrictions on Ownership and Transfer to Preserve Tax Benefits.

(a)           Definitions.           For the purposes of Section 6 of this Article V, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Subsection 6(c)(vi) of this Article V.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Common Stock” shall mean that Common Stock that may be issued pursuant to Article IV, Section 1, of the Articles of Restatement.

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“Constructive Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Corporation” shall have the meaning set forth in the preamble to the Articles of Restatement.

“Filing Date” shall mean the date this Amendment to the Articles of Restatement is filed with the Department.

“Individual” means an individual, a trust qualified under section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, or a private foundation within the meaning of section 509(a) of the Code.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation. The number and value of shares of outstanding Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association,

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private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Common Stock provided that the ownership of such shares of Common Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subsection 6(b)(ii) of this Article V, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Common Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subsection 6(b)(ii) of this Article V, the record holder of the shares of Common Stock if such Transfer had been valid under Subsection 6(b)(i) of this Article V.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Common Stock), and whether such transfer has occurred by operation of law or otherwise.

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“Trust” shall mean each of the trusts provided for in Subsection 6(c) of this Article V.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

(b)           Restriction on Ownership and Transfers.

(i)            From the Filing Date and prior to the Restriction Termination Date:

(A)          except as provided in Subsection 6(i) of this Article V, no Person shall Beneficially Own Common Stock in excess of the Ownership Limit;

(B)           except as provided in Subsection 6(i) of this Article V, no Person shall Constructively Own Common Stock in excess of the Ownership Limit; and

(C)           no Person shall Beneficially or Constructively Own Common Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii)           If, during the period commencing on the Filing Date and prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Common Stock in violation of Subsection 6(b)(i) of this Article V, (i) then that number of shares of Common Stock that otherwise would cause such Person to violate Subsection 6(b)(i) of this Article V (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Subsection 6(c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Subsection 6(b)(i) of this Article V, then the Transfer of that number of shares of Common Stock that otherwise would cause any Person to violate Subsection 6(b)(i)

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shall, subject to Section 9, be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii)          Subject to Section 9 of this Article V and notwithstanding any other provisions contained herein, during the period commencing on the Filing Date and prior to the Restriction Termination Date, any Transfer of Common Stock that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Common Stock.

(iv)          It is expressly intended that the restrictions on ownership and Transfer described in this Subsection 6(b) of Article V shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Common Stock of the Company.

(c)           Transfers of Common Stock in Trust.

(i)            Upon any purported Transfer or other event described in Subsection 6(b)(ii) of this Article V, such Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Subsection 6(b)(ii). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Subsection 6(c)(vi) of this Article V.

(ii)           Common Stock held by the Trustee shall be issued and outstanding Common Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Common Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Common Stock held in the Trust.

(iii)          The Trustee shall have all voting rights and rights to dividends with respect to Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when

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due to the Trustee with respect to such Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Common Stock held in the Trust and, subject to Maryland law, effective as of the date the Common Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Common Stock prior to the discovery by the Corporation that the Common Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Corporation has received notification that the Common Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv)          Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Common Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Common Stock will not violate the ownership limitations set forth in Subsection 6(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Subsection 6(c)(iv). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Common Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Common Stock have been transferred to the Trustee, such shares of Common Stock are sold by a Purported Record Transferee then (x) such shares of Common Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Common Stock that exceeds the amount that such Purported Record Transferee was entitled to receive

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pursuant to this Subsection 6(c)(iv), such excess shall be paid to the Trustee upon demand.

(v)           Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Common Stock held in the Trust pursuant to Subsection 6(c)(iv). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Common Stock shall thereupon be paid to the Charitable Beneficiary.

(vi)          By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set forth in Subsection 6(b)(i) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

(d)           Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Subsection 6(b) of this Article V or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Subsection 6(b) of this Article V, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Common Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Subsection 6(b)(i) of this Article V, shall automatically result in the transfer to a Trust as described in Subsection 6(b)(ii) and any Transfer in violation of Subsection 6(b)(iii) shall, subject to Section 9, automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

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(e)           Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Subsection 6(b) of this Article V, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Subsection 6(b)(ii) of this Article V, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

(f)            Owners Required to Provide Information. From the Filing Date and prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Common Stock on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit, or as otherwise permitted by the Board of Directors.

(g)           Remedies Not Limited. Nothing contained in this Article V (but subject to Section 9 of this Article V) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(h)           Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6 of this Article V, including any definition contained in Subsection 6(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 6 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 9 of this Article V). In the event Section 6 requires an action by the Board of Directors and the Articles of Restatement or this Amendment to the Articles of Restatement fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 6. Absent a decision to the contrary by the Board of Directors (which the Board may make

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in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Subsection 6(b)(ii)) acquired Beneficial or Constructive Ownership of Common Stock in violation of Subsection 6(b)(i), such remedies (as applicable) shall apply first to the shares of Common Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Common Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Common Stock based upon the relative number of the shares of Common Stock held by each such Person.

(i)            Exceptions.

(i)            Subject to Subsection 6(b)(i)(C) of this Article V, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning shares of Common Stock in excess of the Ownership Limit if the Board determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Common Stock to violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code.

(ii)           Subject to Subsection 6(b)(i)(C) of this Article V, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Common Stock in excess of the Ownership Limit, as set forth in Subsection 6(b)(i)(B), of this Article V, if the Board determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code.

(iii)          In granting a person an exemption under (i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Subsection 6(b) of this Article V) will result in such Common Stock being transferred to a Trust in accordance with Subsection 6(b)(ii) of this Article V. Prior to granting any exception pursuant to Subsection 6(i)(i) or (ii) of this Article V, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

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Section 7.               Legends. Each certificate for Common Stock and Preferred Stock shall bear the following legends:

Classes of Stock

THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE CORPORATION’S ARTICLES OF RESTATEMENT AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

Restriction on Ownership and Transfer

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF RESTATEMENT, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A

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REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE ARTICLES OF RESTATEMENT OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES OF RESTATEMENT OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

Section 8.               Severability. If any provision of this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 9.               New York Stock Exchange. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The shares of Common Stock that are the subject of such a transaction shall continue to be subject to the provisions of this Article V after such settlement.

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ARTICLE VI

AMENDMENTS AND EXTRAORDINARY ACTIONS

Section 1.               Notwithstanding any other provisions of these Articles or the Bylaws of the corporation (and notwithstanding any provision of law requiring a different proportion of the votes entitled to be cast by the stockholders in order to take or approve any such action) the affirmative vote of two-thirds of all votes entitled to be cast by the stockholders upon the matter shall be required to repeal any provision of, or adopt an amendment inconsistent with, Section 2, Section 3 or Section 4 of Article V.

Section 2.               The corporation reserves the right from time to time to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are subject to this reservation.

Section 3.               Except as specifically required in Sections 2 and 3 of Article V and in Section 1 of this Article VI of the charter of the corporation, notwithstanding any provision of law requiring a greater proportion of the votes entitled to be cast by the stockholders in order to take or approve any action, such action shall be valid and effective if taken or approved by the affirmative vote of a majority of all votes entitled to be cast by the stockholders on the matter.

ARTICLE VII

PERPETUAL EXISTENCE

The period of the existence of the corporation is to be perpetual.

ARTICLE VIII

LIMITATION ON PERSONAL LIABILITY

OF DIRECTORS AND OFFICERS

A director or officer shall not be personally liable to the corporation or its stockholders for money damages unless (i) it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding, based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

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If the General Corporation Law of the State of Maryland is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers or expanding such liability, then the liability of directors or officers to the corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the Maryland General Corporation Law, as so amended from time to time. Any repeal or modification of this Article VIII by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such repeal or modification.

THIRD:  These Articles of Restatement do not amend the Charter.

FOURTH:              Under Section 2-608(c) of the MGCL, upon any restatement of the Charter, the Corporation may omit from such restatement all provisions thereof that relate solely to a class of stock if, at the time, there are no shares of the class outstanding and the Corporation has no authority to issue any shares of such class. There are no shares of the Corporation’s       7-7/8% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 8.70% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), 8.60% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and Series D Junior Participating Preferred Stock (the “Series D Preferred Stock) outstanding and the Corporation has no authority to issue any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. All Charter provisions that relate solely to the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been omitted from the foregoing restatement of the Charter.

FIFTH:   The foregoing restatement of the Charter has been approved by a majority of the entire Board of Directors.

SIXTH:   The current address of the principal office of the Corporation is as set forth in Article III of the foregoing restatement of the Charter.

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SEVENTH:             The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing restatement of the Charter.

EIGHTH:                There are currently ten directors of the Corporation, and the names of those directors currently in office are as follows:  Mary A. Cirillo-Goldberg, Robert R. Fanning, Jr., James F. Flaherty III, David B. Henry, Harold M. Messmer, Jr., Michael D. McKee, Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan.

NINTH:  The undersigned President acknowledges these Articles of Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 10th day of September, 2007.

ATTEST:	HCP, INC.

/s/ Edward J. Henning	By:	/s/ James F. Flaherty III	(SEAL)
Edward J. Henning		James F. Flaherty III
Secretary		President

S-1

EXHIBIT I

HCP, INC.

7.25% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

The number of shares, designation, preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions of the separate series of Preferred Stock of HCP, Inc. (the “Corporation”) designated as the 7.25% Series E Cumulative Redeemable Preferred Stock are as follows (collectively, the “Series E Terms”):

A.            Designation and Number. A series of Preferred Stock, designated the “7.25% Series E Cumulative Redeemable Preferred Stock” (the “Series E Preferred Stock”), is hereby established. The number of shares of the Series E Preferred Stock shall be 4,140,000. The Series E Preferred Stock shall be considered a class of stock of the Corporation which is separate from the Corporation’s common stock, par value $1.00 per share (the “Common Stock”).

B.            Maturity. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory or other redemption, except as provided in Paragraphs F and H.

C.            Rank. The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (i) senior to the Common Stock of the Corporation and to all equity securities issued by the Corporation ranking junior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation; (ii) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Stock with respect to dividend rights or rights issued by the Corporation upon liquidation, dissolution or winding up of the Corporation; and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

D.            Dividends.

(1)           Holders of shares of the Series E Preferred Stock are entitled to receive, when, as, and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.25% of the Liquidation Preference (as defined below) per annum per share (equivalent to $1.8125 per annum per share). Dividends on the Series E Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or about the last day of each March, June, September and December, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). The first dividend on the Series E Preferred

Stock is scheduled to be paid on December 31, 2003. Any dividend payable on the Series E Preferred Stock, including dividends payable for any partial dividend period which will be prorated (including the first dividend), will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series E Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series E Preferred Stock which is outstanding on such date.

(2)           No dividends on shares of Series E Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(3)           Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series E Preferred Stock will not bear interest and holders of the Series E Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares that remains payable.

(4)           If, for any taxable year, the Corporation elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of the Corporation’s stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series E Preferred Stock shall be in proportion to the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series E Preferred Stock for the year bears to the Total Dividends. A similar allocation will be made with respect to any undistributed long-term capital gains of the Corporation which are to be included in its stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount which would have resulted if such undistributed long-term capital gains had been distributed as “capital gains dividends” by the Corporation to its stockholders.

(5)           No full dividends will be declared or paid or set apart for payment on any class or series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series E

Preferred Stock (other than a dividend in shares of any class of stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series E Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock all dividends declared upon the Series E Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such other class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other class or series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(6)           Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares of any such stock) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation, pursuant to Paragraph H of this Article THIRD to ensure the Corporation’s continued status as a REIT (as defined herein), or pursuant to comparable Charter provisions with respect to other classes or series of the Corporation’s stock).

E.             Liquidation Preference. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, the holders of shares of Series E Preferred Stock will be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series E Preferred Stock as to liquidation rights. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series E Preferred Stock and any other shares of Preferred Stock of the Corporation ranking as to any such distribution on a parity with the Series E Preferred Stock are not paid in full, the holders of the Series E Preferred Stock and of such other shares of Preferred Stock of the Corporation will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series E Preferred Stock of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of the Series E Preferred Stock will be entitled to no further participation in any distribution of assets by the Corporation.

If such payment shall have been made in full to all holders of shares of Series E Preferred Stock (and any equity securities ranking on a parity with the Series E Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation), the remaining assets of the Corporation shall be distributed among the holders of any other classes or series of stock ranking junior to the Series E Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. The consolidation or merger of the Corporation with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed if the Corporation would be dissolved at the time of the distribution to satisfy the preferential rights upon distribution of holders of shares of stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

F.             Redemption.

(1)           The Series E Preferred Stock is not redeemable prior to September 15, 2008. To ensure that the Corporation remains a qualified real estate investment trust (“REIT”) for federal and state income tax purposes, however, the Series E Preferred Stock shall be subject to the provisions of Paragraph H of this Article THIRD pursuant to which Series E Preferred Stock owned by a stockholder in violation of the restrictions set forth in Paragraph H of this Article THIRD or certain other limitations shall automatically be transferred to a Trust (as defined in Paragraph H of this Article THIRD) for the benefit of a Charitable Beneficiary (as defined in Paragraph H of this Article THIRD) and the Corporation shall have the right to purchase such shares, as provided in Paragraph H of this Article THIRD. On and after September 15, 2008, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor. Holders of Series E Preferred Stock to be redeemed shall surrender such Series E Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series E Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series E Preferred

Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series E Preferred Stock is to be redeemed, the Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(2)           Unless full cumulative dividends on all shares of Series E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Series E Preferred Stock in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT for federal and state income tax purposes, or the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series E Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(3)           Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice furnished by the Corporation will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the transfer agent. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state:  (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; (iv) the place or places where the Series E Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

(4)           Immediately prior to any redemption of Series E Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of Series E Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or before such Dividend Payment Date.

(5)           From and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of Series E Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

(6)           Any shares of Series E Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

G.            Voting Rights.

(1)           Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

(2)           Whenever dividends on any shares of Series E Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the holders of such shares of Series E Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation at a special meeting called by the holders of record of at least 25% of the Series E Preferred Stock or the holders of any other series of Preferred Stock so in arrears, unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting, until all dividends accumulated on such shares of Series E Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two directors.

(3)           So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series E Preferred Stock voting separately as a class):  (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to such Series E Preferred Stock with respect to the payment of dividends, or the distribution of assets on liquidation, dissolution or winding up, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) repeal, amend, or otherwise change any of the provisions applicable to the Series E Preferred Stock in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of the Series E Preferred Stock or the holders thereof;

provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other classes or series of Preferred Stock, or any increase in the amount of authorized shares of the Series E Preferred Stock or of any other class or series of Preferred Stock, in each case ranking on a parity with or junior to the Series E Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(4)           The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required would occur, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(5)           Anything herein to the contrary notwithstanding, the holders of shares of Series E Preferred Stock will not have any voting rights with respect to, and the consent of the holders of Series E Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect of such merger, consolidation or sale may have upon the powers, preferences, voting powers or other rights or privileges of the Series E Preferred Stock or the holders thereof.

(6)           Except as expressly stated in these Series E Terms, the Series E Preferred Stock will not have any relative, participating, optional or other special voting rights and powers.

H.            Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(1)           Definitions. For the purposes of Paragraph H of these Series E Terms, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Series E Preferred Stock by a Person who is or would be treated as an owner of such Series E Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Subparagraph H(3)(f) of these Series E Terms, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series E Preferred Stock by a Person who is or would be treated as an owner of such Series E Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” shall mean the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Series E Preferred Stock on the trading day immediately preceding the relevant date, or if the Series E Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series E Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series E Preferred Stock may be traded, or if the Series E Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series E Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series E Preferred Stock of the Corporation. The number and value of shares of outstanding Series E Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series E Preferred Stock provided that the ownership of such shares of Series E Preferred Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h)

of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph H(2)(b) of these Series E Terms, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series E Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph H(2)(b) of these Series E Terms, the record holder of the Series E Preferred Stock if such Transfer had been valid under Subparagraph H(2)(a) of these Series E Terms.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code and, for purposes of taxation of the Corporation under applicable state law, comparable provisions of the law of such state.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series E Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series E Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series E Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series E Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or of beneficial ownership or Beneficial Ownership or Constructive Ownership (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series E Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Subparagraph H(3) of these Series E Terms.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

(2)           Restriction on Ownership and Transfers.

(a)           Prior to the Restriction Termination Date:

(i)            except as provided in Subparagraph H(9) of these Series E Terms, no Person shall Beneficially Own Series E Preferred Stock in excess of the Ownership Limit;

(ii)           except as provided in Subparagraph H(9) of these Series E Terms, no Person shall Constructively Own Series E Preferred Stock in excess of the Ownership Limit;

(iii)          no Person shall Beneficially or Constructively Own Series E Preferred Stock which, taking into account any other capital stock of the Corporation Beneficially or Constructively Owned by such Person, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of any applicable state law).

(b)           If prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange (“NYSE”)) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series E Preferred Stock in violation of Subparagraph H(2)(a) of these Series E Terms, (1) then that number of shares of Series E Preferred Stock that otherwise would cause such Person to violate Subparagraph H(2)(a) of these Series E Terms (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Subparagraph H(3), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series E Preferred Stock in violation of Subparagraph H(2)(a) of these Series E Terms, then the Transfer of that number of shares of Series E Preferred Stock that otherwise would cause any Person to violate Subparagraph H(2)(a) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(c)           Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series E Preferred Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series E Preferred Stock.

(3)           Transfers of Series E Preferred Stock in Trust.

(a)           Upon any purported Transfer or other event described in Subparagraph H(2)(b) of these Series E Terms, such Series E Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Subparagraph H(2)(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Subparagraph H(3)(f) of these Series E Terms.

(b)           Series E Preferred Stock held by the Trustee shall be issued and outstanding Series E Preferred Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Series E Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series E Preferred Stock held in the Trust.

(c)           The Trustee shall have all voting rights and rights to dividends with respect to Series E Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Corporation that shares of Series E Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series E Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series E Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series E Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series E Preferred Stock prior to the discovery by the Corporation that the Series E Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Series E Terms to the contrary, until the Corporation has received notification that the Series E Preferred Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d)           Within 20 days of receiving notice from the Corporation that shares of Series E Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series E Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series E Preferred Stock will not violate the ownership limitations set forth in Subparagraph H(2)(a). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series E Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Subparagraph H(3)(d). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares of Series E Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series E Preferred Stock at Market Price, the Market Price of such shares of Series E Preferred Stock on the day of the event which resulted in the transfer of such shares of Series E Preferred Stock to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series E Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Series E Preferred Stock have been transferred to the Trustee, such shares of Series E Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series E Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series E Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Subparagraph H(3)(d), such excess shall be paid to the Trustee upon demand.

(e)           Series E Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series E Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series E Preferred Stock at Market Price, the Market Price of such shares of Series E Preferred Stock on the day of the event which resulted in the transfer of such shares of Series E Preferred Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Series E Preferred Stock held in the Trust pursuant to Subparagraph H(3)(d). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Series E Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series E Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(f)            By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series E Preferred Stock held in the Trust would not violate the restrictions set forth in Subparagraph H(2)(a) in the hands of such Charitable Beneficiary.

(4)           Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Subparagraph H(2) of these Series E Terms or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series E Preferred Stock of the Corporation in violation of Subparagraph H(2) of these Series E Terms, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Series E Preferred Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Subparagraph H(2)(a) of these Series E Terms, shall automatically result in the transfer to a Trust as described in Subparagraph H(2)(b) and any Transfer in violation of Subparagraph H(2)(c) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(5)           Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series E Preferred Stock in violation of Subparagraph H(2) of these Series E Terms, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Subparagraph H(2)(b) of these Series E Terms, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

(6)           Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series E Preferred Stock and each Person (including the stockholder of record) who is holding Series E Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(7)           Remedies Not Limited. Nothing contained in these Series E Terms (but subject to Subparagraph H(13) of these Series E Terms) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(8)           Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Paragraph H of these Series E Terms, including any definition contained in Subparagraph H(1), the Board of Directors shall have the power to determine the application of the provisions of this Paragraph H with respect to any situation based on the facts known to it (subject, however, to the provisions of Subparagraph H(13) of these Series E Terms). In the event Paragraph H requires an action by the Board of Directors and these Series E Terms fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Paragraph H. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Subparagraph H(2)) acquired Beneficial or Constructive Ownership of Series E Preferred Stock in violation of Subparagraph H(2)(a), such remedies (as applicable) shall apply first to the shares of Series E Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series E Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata, among the Persons who actually own such shares of Series E Preferred Stock based upon the relative number of the shares of Series E Preferred Stock held by each such Person.

(9)           Exceptions.

(a)           Subject to Subparagraph H(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series E Preferred Stock in violation of Subparagraph H(2)(a)(i) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of such shares of Series E Preferred Stock to violate Subparagraph H(2)(a)(i) and that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code.

(b)           Subject to Subparagraph H(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Series E Preferred Stock in violation of Subparagraph H(2)(a)(ii), if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code. Notwithstanding the foregoing, but subject to Subparagraph H(2)(a)(iii), a Person’s ownership of such an interest in a tenant shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Series E Preferred Stock in violation of Subparagraph H(2)(a)(ii) if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Series E Preferred Stock to which this sentence applies.

(c)           Subject to Subparagraph H(2)(a)(iii) and the remainder of this Subparagraph H(9)(c), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Series E Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series E Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series E

Preferred Stock in excess of such percentage ownership of Series E Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(d)           In granting a person an exemption under Subparagraph H(9)(a) or (b) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Subparagraph H(2)(a) of these Series E Terms) will result in such Series E Preferred Stock being transferred to a Trust in accordance with Subparagraph H(2)(b) of these Series E Terms. In granting any exception pursuant to Subparagraph H(9)(a) or (b) of these Series E Terms, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(10)         Preemptive Rights. No holder of shares of Series E Preferred Stock shall have any preemptive or preferential right to subscribe for or to purchase any additional shares of any series, or any bonds or convertible securities of any nature.

(11)         Legends. Each certificate for Series E Preferred Stock shall bear the following legends:

CLASSES OF STOCK

“THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK CONSISTING OF COMMON STOCK AND ONE OR MORE SERIES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A FULL STATEMENT WITH RESPECT TO DESIGNATIONS AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, SINCE THE CORPORATION IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUEST FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.”

RESTRICTION ON OWNERSHIP AND TRANSFER

“THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION’S SERIES E PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES E PREFERRED STOCK OF THE CORPORATION; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S SERIES E PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES E PREFERRED STOCK OF THE CORPORATION; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SERIES E PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES E PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES E PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY

BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.”

(12)         Severability. If any provision of this Paragraph H or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(13)         NYSE. Nothing in this Paragraph H shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series E Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Paragraph H after such settlement.

(14)         Applicability of Paragraph H. The provisions set forth in this Paragraph H  shall apply to the Series E Preferred Stock notwithstanding any contrary provisions of the Series E Preferred Stock provided for elsewhere in these Series E Terms.

I.              Conversion. The Series E Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

EXHIBIT II

HCP, INC.

7.1% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

The number of shares, designation, preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions of the separate series of Preferred Stock of HCP, Inc. (the “Corporation”) designated as the 7.1% Series F Cumulative Redeemable Preferred Stock are as follows (collectively, the “Series F Terms”):

A.            Designation and Number. A series of Preferred Stock, designated the “7.1% Series F Cumulative Redeemable Preferred Stock” (the “Series F Preferred Stock”), is hereby established. The number of shares of the Series F Preferred Stock shall be 7,820,000. The Series F Preferred Stock shall be considered a class of stock of the Corporation which is separate from each of the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), and the Series E Preferred Stock (as defined below).

B.            Maturity. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory or other redemption, except as provided in Paragraphs F and H.

C.            Rank. The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (i) senior to the Common Stock of the Corporation, and to all equity securities issued by the Corporation ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation; (ii) on a parity with the Corporation’s 7.25% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”), and with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights issued by the Corporation upon liquidation, dissolution or winding up of the Corporation; and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

D.            Dividends.

(1)           Holders of shares of the Series F Preferred Stock are entitled to receive, when, as, and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.10% of the Liquidation Preference (as defined below) per annum per share (equivalent to $1.775 per annum per share). Dividends on the Series F Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or about the last day of each March, June, September and December, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). The first dividend on the Series F Preferred Stock is scheduled to be paid on March 31, 2004. Any dividend payable on the Series F Preferred Stock, including dividends payable for any partial dividend period which will be prorated (including the first dividend), will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series F Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series F Preferred Stock which is outstanding on such date.

(2)           No dividends on shares of Series F Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(3)           Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series F Preferred Stock will not bear interest and holders of the Series F Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares that remains payable.

(4)           If, for any taxable year, the Corporation elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of the Corporation’s stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series F Preferred Stock shall be in proportion to the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series F Preferred Stock for the year bears to the Total Dividends. A similar allocation will be made with respect to any undistributed long-term capital gains of the Corporation which are to be included in its stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount which would have resulted if such undistributed long-term capital gains had been distributed as “capital gains dividends” by the Corporation to its stockholders.

(5)           No full dividends will be declared or paid or set apart for payment on any class or series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series F Preferred Stock (other than a dividend in shares of any class of stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series F Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock (including the Series E Preferred Stock), all dividends declared upon the Series F Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other class or series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(6)           Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares of any such stock) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation, pursuant to Paragraph H of this Article THIRD to ensure the Corporation’s continued status as a REIT (as defined herein), or pursuant to comparable Charter provisions with respect to other classes or series of the Corporation’s stock).

E.             Liquidation Preference. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, the holders of shares of Series F Preferred Stock will be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series F Preferred Stock as to liquidation rights. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series F Preferred Stock and any other shares of Preferred Stock of the Corporation ranking as to any such distribution on a parity with the Series F Preferred Stock (including the Series E Preferred Stock) are not paid in full, the holders of the Series F Preferred Stock and of such other shares of Preferred Stock of the Corporation (including the Series E Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series F Preferred Stock of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of the Series F Preferred Stock will be entitled to no further participation in any distribution of assets by the Corporation.

If such payment shall have been made in full to all holders of shares of Series F Preferred Stock (and any equity securities ranking on a parity with the Series F Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation (including the Series E Preferred Stock)), the remaining assets of the Corporation shall be distributed among the holders of any other classes or series of stock ranking junior to the Series F Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. The consolidation or merger of the Corporation with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed if the Corporation would be dissolved at the time of the distribution to satisfy the preferential rights upon distribution of holders of shares of stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

F.             Redemption.

(1)           The Series F Preferred Stock is not redeemable prior to December 3, 2008. To ensure that the Corporation remains a qualified real estate investment trust (“REIT”) for federal and state income tax purposes, however, the Series F Preferred Stock shall be subject to the provisions of Paragraph H of this Article THIRD pursuant to which Series F Preferred Stock owned by a stockholder in violation of the restrictions set forth in Paragraph H of this Article THIRD or certain other limitations shall automatically be transferred to a Trust (as defined in Paragraph H of this Article THIRD) for the benefit of a Charitable Beneficiary (as defined in Paragraph H of this Article THIRD) and the Corporation shall have the right to purchase such shares, as provided in Paragraph H of this Article THIRD. On and after December 3, 2008, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor. Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series F Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(2)           Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Series F Preferred Stock in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT for federal and state income tax purposes, or the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(3)           Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice furnished by the Corporation will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the transfer agent. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state:  (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

(4)           Immediately prior to any redemption of Series F Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or before such Dividend Payment Date.

(5)           From and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of Series F Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

(6)           Any shares of Series F Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

G.             Voting Rights.

(1)           Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below.

(2)           Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the holders of such shares of Series F Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock upon which like voting rights have been conferred, including the Series E Preferred Stock, and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation at a special meeting called by the holders of record of at least 25% of the Series F Preferred Stock or the holders of any other series of Preferred Stock so in arrears, unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting, until all dividends accumulated on such shares of Series F Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two directors.

(3)           So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series F Preferred Stock voting separately as a class):  (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to such Series F Preferred Stock with respect to the payment of dividends, or the distribution of assets on liquidation, dissolution or winding up, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) repeal, amend, or otherwise change any of the provisions applicable to the Series F Preferred Stock in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of the Series F Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other classes or series of Preferred Stock, or any increase in the amount of authorized shares of the Series F Preferred Stock or of any other class or series of Preferred Stock, in each case ranking on a parity, including the Series E Preferred Stock, with or junior to the Series F Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(4)           The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required would occur, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(5)           Anything herein to the contrary notwithstanding, the holders of shares of Series F Preferred Stock will not have any voting rights with respect to, and the consent of the holders of Series F Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect of such merger, consolidation or sale may have upon the powers, preferences, voting powers or other rights or privileges of the Series F Preferred Stock or the holders thereof.

(6)           Except as expressly stated in these Series F Terms, the Series F Preferred Stock will not have any relative, participating, optional or other special voting rights and powers.

H.            Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(1)           Definitions.  For the purposes of Paragraph H of these Series F Terms, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Series F Preferred Stock by a Person who is or would be treated as an owner of such Series F Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Subparagraph H(3)(f) of these Series F Terms, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series F Preferred Stock by a Person who is or would be treated as an owner of such Series F Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” shall mean the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Series F Preferred Stock on the trading day immediately preceding the relevant date, or if the Series F Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series F Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series F Preferred Stock may be traded, or if the Series F Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series F Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series F Preferred Stock of the Corporation. The number and value of shares of outstanding Series F Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series F Preferred Stock provided that the ownership of such shares of Series F Preferred Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph H(2)(b) of these Series F Terms, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series F Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph H(2)(b) of these Series F Terms, the record holder of the Series F Preferred Stock if such Transfer had been valid under Subparagraph H(2)(a) of these Series F Terms.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code and, for purposes of taxation of the Corporation under applicable state law, comparable provisions of the law of such state.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series F Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series F Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series F Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series F Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or of beneficial ownership or Beneficial Ownership or Constructive Ownership (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series F Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Subparagraph H(3) of these Series F Terms.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

(2)           Restriction on Ownership and Transfers.

(a)           Prior to the Restriction Termination Date:

(i)            except as provided in Subparagraph H(9) of these Series F Terms, no Person shall Beneficially Own Series F Preferred Stock in excess of the Ownership Limit;

(ii)           except as provided in Subparagraph H(9) of these Series F Terms, no Person shall Constructively Own Series F Preferred Stock in excess of the Ownership Limit;

(iii)          no Person shall Beneficially or Constructively Own Series F Preferred Stock which, taking into account any other capital stock of the Corporation Beneficially or Constructively Owned by such Person, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of any applicable state law).

(b)           If prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange (“NYSE”)) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series F Preferred Stock in violation of Subparagraph H(2)(a) of these Series F Terms, (1) then that number of shares of Series F Preferred Stock that otherwise would cause such Person to violate Subparagraph H(2)(a) of these Series F Terms (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Subparagraph H(3), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series F Preferred Stock in violation of Subparagraph H(2)(a) of these Series F Terms, then the Transfer of that number of shares of Series F Preferred Stock that otherwise would cause any Person to violate Subparagraph H(2)(a) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(c)           Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series F Preferred Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series F Preferred Stock.

(3)           Transfers of Series F Preferred Stock in Trust.

(a)           Upon any purported Transfer or other event described in Subparagraph H(2)(b) of these Series F Terms, such Series F Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Subparagraph H(2)(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Subparagraph H(3)(f) of these Series F Terms.

(b)           Series F Preferred Stock held by the Trustee shall be issued and outstanding Series F Preferred Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Series F Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series F Preferred Stock held in the Trust.

(c)           The Trustee shall have all voting rights and rights to dividends with respect to Series F Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Corporation that shares of Series F Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series F Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series F Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series F Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series F Preferred Stock prior to the discovery by the Corporation that the Series F Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Series F Terms to the contrary, until the Corporation has received notification that the Series F Preferred Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d)           Within 20 days of receiving notice from the Corporation that shares of Series F Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series F Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series F Preferred Stock will not violate the ownership limitations set forth in Subparagraph H(2)(a). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series F Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Subparagraph H(3)(d). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares of Series F Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series F Preferred Stock at Market Price, the Market Price of such shares of Series F Preferred Stock on the day of the event which resulted in the transfer of such shares of Series F Preferred Stock to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series F Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Series F Preferred Stock have been transferred to the Trustee, such shares of Series F Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series F Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series F Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Subparagraph H(3)(d), such excess shall be paid to the Trustee upon demand.

(e)           Series F Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series F Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series F Preferred Stock at Market Price, the Market Price of such shares of Series F Preferred Stock on the day of the event which resulted in the transfer of such shares of Series F Preferred Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Series F Preferred Stock held in the Trust pursuant to Subparagraph H(3)(d). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Series F Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series F Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(f)            By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series F Preferred Stock held in the Trust would not violate the restrictions set forth in Subparagraph H(2)(a) in the hands of such Charitable Beneficiary.

(4)           Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Subparagraph H(2) of these Series F Terms or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series F Preferred Stock of the Corporation in violation of Subparagraph H(2) of these Series F Terms, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Series F Preferred Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Subparagraph H(2)(a) of these Series F Terms, shall automatically result in the transfer to a Trust as described in Subparagraph H(2)(b) and any Transfer in violation of Subparagraph H(2)(c) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(5)           Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series F Preferred Stock in violation of Subparagraph H(2) of these Series F Terms, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Subparagraph H(2)(b) of these Series F Terms, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

(6)           Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series F Preferred Stock and each Person (including the stockholder of record) who is holding Series F Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(7)           Remedies Not Limited. Nothing contained in these Series F Terms (but subject to Subparagraph H(13) of these Series F Terms) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(8)           Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Paragraph H of these Series F Terms, including any definition contained in Subparagraph H(1), the Board of Directors shall have the power to determine the application of the provisions of this Paragraph H with respect to any situation based on the facts known to it (subject, however, to the provisions of Subparagraph H(13) of these Series F Terms). In the event Paragraph H requires an action by the Board of Directors and these Series F Terms fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Paragraph H. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Subparagraph H(2)) acquired Beneficial or Constructive Ownership of Series F Preferred Stock in violation of Subparagraph H(2)(a), such remedies (as applicable) shall apply first to the shares of Series F Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series F Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata, among the Persons who actually own such shares of Series F Preferred Stock based upon the relative number of the shares of Series F Preferred Stock held by each such Person.

(9)           Exceptions.

(a)           Subject to Subparagraph H(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series F Preferred Stock in violation of Subparagraph H(2)(a)(i) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of such shares of Series F Preferred Stock to violate Subparagraph H(2)(a)(i) and that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code.

(b)           Subject to Subparagraph H(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Series F Preferred Stock in violation of Subparagraph H(2)(a)(ii), if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code. Notwithstanding the foregoing, but subject to Subparagraph H(2)(a)(iii), a Person’s ownership of such an interest in a tenant shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Series F Preferred Stock in violation of Subparagraph H(2)(a)(ii) if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Series F Preferred Stock to which this sentence applies.

(c)           Subject to Subparagraph H(2)(a)(iii) and the remainder of this Subparagraph H(9)(c), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Series F Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series F Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series F Preferred Stock in excess of such percentage ownership of Series F Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(d)           In granting a person an exemption under Subparagraph H(9)(a) or (b) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Subparagraph H(2)(a) of these Series F Terms) will result in such Series F Preferred Stock being transferred to a Trust in accordance with Subparagraph H(2)(b) of these Series F Terms. In granting any exception pursuant to Subparagraph H(9)(a) or (b) of these Series F Terms, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(10)         Preemptive Rights. No holder of shares of Series F Preferred Stock shall have any preemptive or preferential right to subscribe for or to purchase any additional shares of any series, or any bonds or convertible securities of any nature.

(11)         Legends. Each certificate for Series F Preferred Stock shall bear the following legends:

CLASSES OF STOCK

“THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK CONSISTING OF COMMON STOCK AND ONE OR MORE SERIES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A FULL STATEMENT WITH RESPECT TO DESIGNATIONS AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, SINCE THE CORPORATION IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE

AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUEST FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.”

RESTRICTION ON OWNERSHIP AND TRANSFER

“THE SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES F PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION’S SERIES F PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES F PREFERRED STOCK OF THE CORPORATION; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S SERIES F PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES F PREFERRED STOCK OF THE CORPORATION; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES F PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SERIES F PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES F PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES F PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES F PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES F PREFERRED

STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES F PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.”

(12)         Severability. If any provision of this Paragraph H or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(13)         NYSE. Nothing in this Paragraph H shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series F Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Paragraph H after such settlement.

(14)         Applicability of Paragraph H. The provisions set forth in this Paragraph H shall apply to the Series F Preferred Stock notwithstanding any contrary provisions of the Series F Preferred Stock provided for elsewhere in these Series F Terms.

I.              Conversion. The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.